UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2018

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, the board of directors (the “Board”) of Goodrich Petroleum Corporation (the “Company”) approved the amendment and restatement of severance agreements maintained with certain of the Company’s named executive officers (the “Prior Severance Agreements”) and the amendment and restatement of an officer severance plan in which certain of the Company’s executives, including some of the Company’s named executive officers, participate (the “Prior Severance Plan”). In consultation with the Company’s independent compensation consultant, Longnecker & Associates (“Longnecker”), the Board determined that it was in the best interests of the Company and its stockholders to amend and restate the Prior Severance Agreements and the Prior Severance Plan in order to, among other things, (i) substantially reduce the benefits payable under such arrangements, (ii) eliminate all excise tax-gross up payments (if applicable), (iii) subject participants to non-competition and non-solicitation covenants that apply during their term of employment and for 12 months thereafter and (iv) standardize the benefits calculation under such arrangements so that participants such as the Company’s named executive officers are each entitled to a substantially similar benefits calculation.

Based on an analysis performed by Longnecker, the Board believes that the amended and restated arrangements substantially reduce the potential benefits payable to participants such as the Company’s named executive officers in the event of a hypothetical change of control of the Company followed by a termination of a participant’s employment without cause by the Company or for good reason by the participant (a “Double Trigger Termination”) or in the event of a termination by the Company without Cause prior to a change of control of the Company.

The following table illustrates the estimated reduction in benefits payable under the amended and restated arrangements if each of the Company’s named executive officers were to experience a Double Trigger Termination during calendar year 2018 (assuming a price for the Company’s common stock of $20.00 per share on the date of the Double Trigger Termination):

	Prior Severance Agreements / Prior Severance Plan		Amended Severance Agreements / Amended Severance Plan		Total Reduction/Savings
	Total Severance Payable	Total Excise Tax Gross-up Payment	Total Severance Payable	Total Excise Tax Gross-up Payment
Walter G. Goodrich	$15,052,860	$2,731,171	$9,133,358	$0	$8,650,673
Robert C. Turnham	$15,052,860	$2,743,969	$9,133,358	$0	$8,663,471
Mark E. Ferchau	$6,317,664	$1,089,742	$4,030,936	$0	$3,376,470
Michael J. Killelea	$5,091,666	$0	$3,244,230	$0	$1,847,436
Robert T. Barker	$2,792,884	$0	$1,619,138	$0	$1,173,746

TOTAL	$44,307,934	$6,564,882	$27,161,020	$0	$23,711,796

As the table above illustrates, the Company estimates that the amended and restated arrangements would result in a $23,711,796 potential reduction in estimated benefits payable to the Company’s named executive officers in the event of a Double Trigger Termination during calendar year 2018.

The following table illustrates the estimated reduction in benefits payable under the amended and restated arrangements if each of the Company’s named executive officers were to experience a Double Trigger Termination during calendar year 2019 (assuming a price for the Company’s common stock of $20.00 per share on the date of the Double Trigger Termination):

	Prior Severance Agreements / Prior Severance Plan		Amended Severance Agreements / Amended Severance Plan		Total Reduction/Savings
	Total Severance Payable	Total Excise Tax Gross-up Payment	Total Severance Payable	Total Excise Tax Gross-up Payment
Walter G. Goodrich	$16,617,080	$3,044,015	$6,602,998	$0	$13,058,097
Robert C. Turnham	$16,617,080	$3,056,813	$6,602,998	$0	$13,070,895
Mark E. Ferchau	$6,785,684	$1,183,346	$3,003,756	$0	$4,965,274
Michael J. Killelea	$5,475,906	$0	$2,420,510	$0	$3,055,396
Robert T. Barker	$3,301,524	$0	$1,321,638	$0	$1,979,886

TOTAL	$48,797,274	$7,284,174	$19,951,900	$0	$36,129,548

As the table above illustrates, the amended and restated arrangements would result in a $36,129,548 potential reduction in estimated benefits payable to the Company’s named executive officers in the event of a Double Trigger Termination during calendar year 2019.

The amounts shown in the tables above represent estimates of the benefits payable to the Company’s named executive officers in the event of a Double Trigger Termination in calendar years 2018 and 2019, and Company believes the amounts shown have been calculated using reasonable assumptions. All amounts shown are before taxes, which would reduce the amounts ultimately received by the Company’s named executive officers. Any actual payments that may be made under the amended and restated arrangements depend on several factors, any of which may or may not exist at the time a Double Trigger Termination actually occurs.

A summary of the material terms of the amended and restated arrangements is contained below.

Amended and Restated Severance Agreements

On August 22, 2018, following approval by the Board, the Company entered into an amended and restated severance agreement (the “Amended Severance Agreement”) with each of Walter G. Goodrich, Robert C. Turnham and Mark E. Ferchau, which Amended Severance Agreements supersede and replace the Prior Severance Agreements previously entered into with Messrs. Goodrich, Turnham and Ferchau.

Each Amended Severance Agreement provides for a term that commences on August 22, 2018 and ends on the third anniversary of such date. The term of each Amended Severance Agreement may be renewed and extended by mutual agreement of the parties thereto.

Each Amended Severance Agreement provides that if the executive incurs a Qualifying Termination (as defined below), the executive will generally receive (i) a lump sum payment in cash equal to two times the sum of the executive’s annualized base salary and the most recent annual cash bonus awarded to the executive and (ii) health and life insurance coverage under the Company’s plans (or the equivalent thereof) on the same basis as it is provided to other senior executives of the Company through the second anniversary of the date of the Qualifying Termination. The Amended Severance Agreements do not entitle an executive to a payment based on the value of the equity awards granted by the Company to such executive within a specified period preceding a Qualifying Termination as the Prior Severance Agreements did.

In addition, upon a Qualifying Termination, subject to an executive’s compliance with non-competition and non-solicitation covenants that apply during the executive’s employment and for 12 months thereafter, the executive will be entitled to (x) immediate vesting of the portion of any outstanding and unvested restricted stock (or restricted stock unit) awards subject to time-based vesting (“Restricted Stock”) that would have vested during the Vesting Continuation Period (as defined below) if the executive had remained employed and (y) pro-rata vesting (based on the number of months from the date of grant through the end of the Vesting Continuation Period) of outstanding and unearned performance awards (“Performance Shares”) based on actual performance through the date of the Qualifying Termination. However, subject to the executive’s compliance with the aforementioned non-competition and non-solicitation covenants, the executive will be entitled to full accelerated vesting of Restricted Stock on the date of a Qualifying Termination if such Qualifying Termination occurs on or within 18 months following a Change of Control (as defined in the Amended Severance Agreements). Further notwithstanding the foregoing, upon a Change of Control, any unearned Performance Shares will vest based on actual performance through the date of the Change of Control. However, the awards granted to the executives in connection with the Company’s emergence from bankruptcy, specifically the Grant of Restricted Stock (Secondary Exit Award; UCC Warrant Exercise) and the Grant of Restricted Stock (Secondary Exit Award: 2L Note Conversion), are not entitled to any accelerated vesting pursuant to the Amended Severance Agreements.

For purposes of the Amended Severance Agreements, the terms below are generally defined as follows:

•

“Qualifying Termination” means the termination of the executive’s employment with the Company either by the Company without Cause (as defined in the Amended Severance Agreements), whether before or after a Change of Control, or by the executive due to a Change in Duties (as defined in the Amended Severance Agreements) on or within 18 months following a Change of Control.

•

“Vesting Continuation Period” means, as applicable, (i) if the executive experiences a Qualifying Termination on or before December 31, 2018, the period beginning on the date of the Qualifying Termination and ending on December 31, 2019 or (ii) if executive experiences a Qualifying Termination after December 31, 2018, the period beginning on the date of the Qualifying Termination and ending on the date that is 12 months following the date of the Qualifying Termination.

The foregoing description of the Amended Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Amended Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended and Restated Officer Severance Plan

On August 22, 2018, the Board adopted the Goodrich Petroleum Amended and Restated Officer Severance Plan (the “Amended Severance Plan”), which supersedes and replaces the Goodrich Petroleum Officer Severance Plan originally adopted by the Company effective as of December 12, 2006 and amended and restated effective as of December 31, 2010.

Certain executives of the Company, including Michael J. Killelea and Robert T. Barker but not Messrs. Goodrich, Turnham and Ferchau, participate in the Amended Severance Plan. The Amended Severance Plan provides for a term that commences on August 22, 2018 and ends on the third anniversary of such date, unless extended by the Board.

The Amended Severance Plan provides that if a participating executive incurs an Involuntary Termination (which is defined in a manner that is substantially similar to a Qualifying Termination under the Amended Severance Agreements), the executive will generally receive (i) (a) if the executive is a named executive officer (within the meaning of Item 402 of Regulation S-K), a lump sum payment in cash equal to two times the sum of the executive’s annualized base salary and the most recent annual cash bonus awarded to the executive or (b) if the executive is a vice president but not a named executive officer, a lump sum payment in cash equal to one times the sum of the executive’s annualized base salary and the most recent annual cash bonus awarded to the executive, (ii) if COBRA continuation coverage is timely elected by the executive, subsidized COBRA coverage for up to 24 months and (iii) lump sum payment of earned but unpaid base salary and accrued but unused vacation or paid time off. The awards granted to certain executives in connection with the Company’s emergence from bankruptcy, specifically the Grant of Restricted Stock (Secondary Exit Award; UCC Warrant Exercise) and the Grant of Restricted Stock (Secondary Exit Award: 2L Note Conversion), are not entitled to any accelerated vesting pursuant to the Amended Severance Plan.

In addition, under the Amended Severance Plan, participating executives are entitled to substantially similar treatment of equity awards in connection with an Involuntary Termination and Change of Control (as defined in the Amended Severance Plan) as described above with respect to the Amended Severance Agreements.

The foregoing description of the Amended Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Severance Plan, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Amended and Restated Severance Agreement

10.2	Goodrich Petroleum Amended and Restated Officer Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

August 22, 2018	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary